Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the inclusion of our report dated November 1, 2011, in Pre- Effective Amendment No. 2 of the Registration Statement (Form N-2 No. 333-175624) and related Prospectus of Sierra Income Corporation dated November 3, 2011.

/s/ Ernst & Young LLP

New York, New York

Date: November 3, 2011